EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 1996 included in Stewart & Stevenson Services, Inc.'s Form 10-K for the year ended January 31, 1996 and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Houston, Texas
October 31, 1996